SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934
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☐ Definitive Proxy Statement
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☒ Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

BRANTLEY CAPITAL CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

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FOR IMMEDIATE RELEASE

BRANTLEY CAPITAL CORPORATION ANNOUNCES NEW DATE FOR
ANNUAL MEETING OF STOCKHOLDERS

CLEVELAND, July 16, 2002 – Brantley Capital Corporation (Nasdaq: BBDC) today announced that its Board of Directors has decided to postpone the Company’s scheduled August 8, 2002 Annual Meeting of Stockholders. The Annual Meeting will now be held at 10:00 AM Eastern Daylight Time on September 17 at the Residence Inn, 3628 Park East Drive, Beachwood, Ohio 44122. Upon receiving clearance from the Securities and Exchange Commission (SEC), the definitive proxy materials will be mailed to Brantley stockholders and will discuss all matters to be voted on at the Annual Meeting. The record date for the meeting will remain June 28, 2002.

The Company noted that dissident shareholder Philip Goldstein announced his intention to conduct a proxy contest only after the Board of Directors had approved the timing of the Annual Meeting. Since preliminary proxy materials are required to be filed and reviewed by the SEC, the Board has determined that it would be in the best interests of the stockholders to delay the Annual Meeting so that all stockholders would have a full opportunity to consider the matters to be presented and to make a fully informed decision.

IMPORTANT INFORMATION

On June 27, 2002, Brantley Capital Corporation (Brantley) filed a preliminary proxy statement with the Securities and Exchange Commission (SEC) relating to Brantley’s solicitation of proxies from the stockholders of Brantley with respect to the Brantley 2002 Annual Meeting of Stockholders. Brantley will prepare and file with the SEC a definitive proxy statement relating to its solicitation of proxies. SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER PROXY MATERIALS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The preliminary proxy statement is, and the definitive proxy statement (when it becomes available) will be, available for free at http://www.sec.gov. Detailed information regarding the names, affiliation and interests of individuals who may be deemed participants in the solicitation of proxies of Brantley’s shareholders is available in the preliminary proxy statement filed with the SEC on Schedule 14A on June 27, 2002.

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FORWARD-LOOKING STATEMENTS

The information contained in this press release contains forward-looking statements. These forward-looking statements are subject to inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements, and these factors are enumerated in the company’s periodic filings with the Securities and Exchange Commission.

About Brantley Capital Corporation
Brantley Capital Corporation is a publicly traded business development company primarily providing equity and long-term debt financing to small and medium-sized private companies throughout the United States. The Company’s investment objective is to achieve long-term capital appreciation in the value of its investments and to provide current income primarily from interest, dividends and fees paid by its portfolio companies. For further information, please visit the Company’s website at http://www.BrantleyCapital.com.

CONTACT:

Brantley Capital Corporation Tab Keplinger 216-464-8400	Joele Frank, Wilkinson Brimmer Katcher Matthew Sherman 212-355-4449

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